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                                     [LETTERHEAD]

FOR IMMEDIATE RELEASE
5:00 a.m. Pacific Time                                 Kim Kellogg
Wed., July 9, 1997                                ----------------------------


Exhibit 99
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WELLS FARGO & CO. PROVIDES OUTLOOK FOR
SECOND QUARTER EARNINGS


     Wells Fargo & Company (NYSE: WFC) today announced that its second quarter 1997 earnings will not meet analysts' expectations. Wells Fargo estimates that earnings will be approximately 30 percent below first quarter 1997 earnings, or approximately $1 per share below the analysts' consensus of $3.53 per share, as reported by Zacks Investment Research.

     The Company attributed the shortfall to one-time, unexpected expenses resulting from the resolution of various operational and back-office issues related to the First Interstate integration, including clearing accounts with other banks.

     These statements about estimated results are preliminary and are based on currently available information and management assumptions. The Company will release its second quarter earnings next Tuesday, July 15, at which time more details about the quarter's results will be available.


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